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                                                                     EXHIBIT 5.1

                                  June 17, 1999

Ortec International, Inc.
3960 Broadway
New York, NY 10032

                     RE: REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have acted as counsel for Ortec International, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form S-3 filed on or about the date hereof with the Securities and Exchange Commission relating to the offering of shares of Common Stock. The 1,031,247 shares included in the Registration Statement may be sold by certain selling shareholders of the Company from time to time for their own accounts.

         We have examined the Certificate of Incorporation and the By-Laws of the Company, the minutes of the various meetings and consents of the Board of Directors of the Company, a representative form of the certificate representing the Common Stock, originals or copies of such records of the Company, agreements, certificates of public officials, certificates of officers and representatives of the Company and others, and such other documents, certificates, records, authorizations, proceedings, statutes and judicial decisions, as we have deemed necessary to render the opinions expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

         Based on the foregoing, we are of the opinion that 682,690 of the 1,031,247 shares of the Common Stock included in the Registration Statement which may be sold by certain selling shareholders of the Company from time to time for their own accounts, have been duly authorized, validly issued and outstanding, and are fully paid and non-assessable, and the remaining 348,557 shares of such 1,031,247 shares have been duly authorized and reserved for issuance and, when paid for upon the exercise of outstanding warrants and options, will be validly issued, fully paid and non-assessable.

         We hereby consent to be named in the Registration Statement and the prospectus, which is a part of the Registration Statement, as attorneys who have passed upon legal matters in connection with the offering of the securities offered thereby under the caption "Legal Matters."

         We further consent to your filing a copy of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,

                                    FEDER, KASZOVITZ, ISAACSON,
                                        WEBER, SKALA & BASS LLP